Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A of our report dated February 5, 2009 with respect to the audited financial statements of Paraiso Productions, Inc. for the year ended September 30, 2008.

We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ Malone & Bailey, PC
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Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 27, 2009